EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13D and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 21, 2024.

Apollo Principal Holdings B, L.P.,
By: Apollo Principal Holdings B GP, LLC, its general partner

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Vice President

Apollo S3 Holdings (ASPM AIV), L.P.
By: Apollo S3 Advisors, L.P., its general partner
By: Sliders Advisors GP, LLC, its general partner

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

Apollo S3 Advisors, L.P.
By: Sliders Advisors GP, LLC

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

Sliders Advisors GP, LLC

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

APH Holdings (DC), L.P.
By: Apollo Principal Holdings B GP, LLC, its general partner

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Vice President

Apollo Principal Holdings B GP, LLC

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Vice President

APO Corp.

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President